UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2009

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

Effective October 12, 2009, the board of directors of China Carbon Graphite Group, Inc. (the “Company”) (i) dismissed AGCA,Inc (“AGCA”), as its independent registered accounting firm, and (ii) selected BDO Guangdong Dahua Delu CPAs  (“BDO”) to serve as the Company’s independent registered accounting firm for the year ending December 31, 2009.

AGCA was appointed as the Company’s independent registered accounting firm on October 14, 2008.  AGCA’s report on the consolidated financial statements of the Company for the year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion. From the time of AGCA’s appointment as the Company’s auditor and any subsequent interim period through the date of this report, there have been no disagreements with AGCA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AGCA, would have caused AGCA to make reference to the subject matters of the disagreements in connection with its report.

The Company has provided AGCA with a copy of the disclosures in this Form 8-K prior to the filing of these disclosures.  AGCA has provided the Company with a letter addressed to the Securities and Exchange Commission confirming that AGCA agrees with the statements. The Company will file an amendment to this Report to file as an exhibit a copy of the requested letter from AGCA upon receipt.

During the two most recent fiscal years and through the date of our engagement with BDO, the Company did not consult with BDO regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)).

Prior to engaging BDO, BDO did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from AGCA.

Item 9.01  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC. (Registrant)

Date: October 16, 2009	By:	/s/ Ting Chen
Ting Chen
Chief Financial Officer

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